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                                                                       Exhibit 5

                              HINSHAW & CULBERTSON

Belleville, Illinois              Suite 300              Waukegan, Illinois
Bloomington, Illinois      222 North LaSalle Street    Ft. Lauderdale, Florida
Champaign, Illinois      Chicago, Illinois 60601-1081      Miami, Florida
Joliet, Illinois                                           Tampa, Florida
Lisle, Illinois                 312-704-3000             St. Louis, Missouri
Peoria, Illinois                  _________              Appleton, Wisconsin
Rockford, Illinois                                      Brookfield, Wisconsin
Springfield, Illinois        Telefax 312-704-3001       Milwaukee, Wisconsin



                                 July 31, 1995

WRITER'S DIRECT DIAL NO.                                                FILE NO.
(312)704-3852                                                            728693

     First Midwest Bancorp, Inc.
     300 Park Boulevard, Suite 405
     P.O. Box 459
     Itasca, Illinois 60143-0459

             RE:  REGISTRATION STATEMENT ON FORM S-3

     Ladies and Gentlemen:

               You have requested our opinion in connection with the above-referenced registration statement, (the "Registration Statement") for the resignation of up to 125,000 shares of Common Stock, no par value per share, of the Company (the "Shares").

               In arriving at the opinion expressed below, we have examined the Registration Statement and such other documents as we have deemed necessary to enable us to express the opinion hereinafter set forth. In our examination, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies, the genuineness of all signatures on documents reviewed by us and the legal capacity of natural persons.

               Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms and conditions set forth in the Registration Statement, will be validly issued, fully paid and non-assessable.

               We hereby consent to the reference to our firm under the caption "Legal Matters" in the Registration Statement and to the use of this opinion as an exhibit to the Registration Statement.

                               Very truly yours,



                              TIMOTHY M. SULLIVAN
                              Timothy M. Sullivan

     TMS/mm
               A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS